Exhibit 3.5

2007	S.H. No.

IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:	The Companies Act of Nova Scotia, being Chapter 81 of the Revised Statutes of Nova Scotia, 1989 and amendments thereto

- and -

IN THE MATTER OF:	The application of 3147010 Nova Scotia Company. and Canada’s Wonderland Company, for an Order, approving the amalgamation of the applicants pursuant to Section 134 of the Companies Act

A F F I D A V I T

I, Richard Kinzel, make oath and say as follows:

1.        THAT I am the sole director an officer of each of the applicants, and in such capacities I have personal knowledge of the facts deposed to herein except where otherwise stated.

2.        THAT 3147010 Nova Scotia Company (“3147010”) was incorporated under the Companies Act (Nova Scotia) on June 9, 2006.

3.        THAT Canada’s Wonderland Company (“Wonderland”) was formed by amalgamation under the Companies Act (Nova Scotia) on June 30, 2006.

4.        THAT filed with this my affidavit and attached hereto as Exhibit “A” is a true copy of the balance sheet of 3147010 as at December 31, 2006. Such balance sheet presents fairly the financial position of the company at the date thereof.

5.        THAT filed with this my affidavit and attached hereto as Exhibit “B” is a true copy of the balance sheet of Wonderland as at December 31, 2006. Such balance sheet presents fairly the financial position of the company at the date thereof.

6.        THAT there has been no material adverse change in the respective financial positions of 3147010 and Wonderland since the date of the balance sheets attached hereto as Exhibits “A” and “B”.

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7.        THAT 3147010 and Wonderland are private companies and their financial statements are not made available to the public. The balance sheets attached as exhibits to this affidavit contain confidential information concerning 3147010 and Wonderland, disclosure of which to the public, and more specifically to those engaged in similar businesses, could have a detrimental effect on the ability of the amalgamated company to carry on its business in the future.

8.        THAT the applicants ask that the Court direct that this affidavit be sealed by the Prothonotary and not be opened except upon further order of the Court.

SWORN TO at Sandusky, in	)
the State of Ohio, this 21)
day of March, 2007, before me,	)
	)	/s/ Richard Kinzel
/s/ Brenda S. Lakner	)	Richard Kinzel
A Notary Public in and for the	)
State of Ohio	)

Brenda S. Lakner
Notary Public, State of Ohio
My Commission Expires on September 23, 2007

(932981)

3147010 NOVA SCOTIA COMPANY

Balance Sheet

for the period ended 12/31/2006

(IN CANADIAN $)

ASSETS
ACCOUNTS RECEIVABLE AFFILIATED CO’S
Intercompany Receivable from Canada’s Wonderland Company	$390,442,673
INVESTMENTS IN SUBSIDIARIES
Investment in Canada’s Wonderland Company	42,609,410
OTHER ASSETS	1,496,044
Financing Costs
Accum. Amortization	(148,370)
Swap Adjustments	5,073,143

TOTAL ASSETS	$439,472,900

LIABILITIES
INTEREST PAYABLE
Interest Payable	($135,685)

TOTAL CURRENT LIABILITIES	($135,685)

CREDIT AGREEMENT	(313,075,399)

TOTAL NON-CURRENT LIABILITIES	($313,075,399)

TOTAL LIABILITIES	$313,211084)

EQUITY
INITIAL EQUITY	($129,662,894)
Other Comprehensive Income	9,763,071
Retained Earnings	(6,361,993)

TOTAL EQUITY	($126,261,816)

TOTAL LIABILITIES AND EQUITY	($439,472,900)

2007	S.H. No.

This is Exhibit “A” referred to in the affidavit of Richard Kinzel sworn before me this 21 day of March, 2007

/s/ Brenda S. Lakner
A Notary Public in and for the State of Ohio

Brenda S. Lakner
Notary Public, State of Ohio
My Commission Expires on September 23, 2007

CANADA’S WONDERLAND COMPANY

Book Value Balance Sheet

for the period ended 12/31/2006

(IN CANADIAN $)

ASSETS
CASH
Cash in Bank	$23,052,030
Cash on Hand	29,784
RECEIVABLES
Accounts Receivable - Tickets	362,993
Accounts Rec.-Other than Tickets	608,325
Allowance-Doubtful Account	(37,320)
INVENTORIES
Inventory-Games	484,442
Inventory-Merchandise	873,813
Inventory-Food Service	85,547
Inventory-Supplies	191,508
PREPAYMENTS AND DEPOSITS
Prepaid Expenses	371,332
LAND, BUILDINGS, EQUIPMENT, INTANGIBLES
Land	62,907,847
Land Improvements	0
Buildings	0
Equipment	77,612,528
Construction In Progress	367,916
Accumulated Depreciation	(3,288,659)
Goodwill and Intangibles	(0)

TOTAL ASSETS	$163,622,088

LIABILITIES
ACCOUNTS PAYABLE
Vendors Invoices	($1,008,152)
Payroll Deductions-Miscellaneous	(11,974)
Payroll Taxes Withheld	(3,132)
Sales Tax Collected	(48,461)
Deposits Payable	(237)
Deferred Income	(2,055,911)
Accounts Payable-Concessionaires	(2,300)
ACCRUED LIABILITIES
Accrued Taxes	(2,502,000)
Accrued Expenses	(2,334,730)
Claims Reserve - Public Liability	(1,934,794)

TOTAL CURRENT LIABILITIES	($9,901,691)
Intercompany Payable to 3147010 NSC	($390,442,673)
Intercompany Payable to Affiliates	(8,116,303)

TOTAL NON-CURRENT LIABILITIES	($398,558,976)

TOTAL LIABILITIES	($408,460,667)

EQUITY
INITIAL EQUITY	($42,609,410)
Opening Equity Adjustment	305,207,312
Retained Earnings	(17,759,323)

TOTAL EQUITY	$244,838,579

TOTAL LIABILITIES AND EQUITY	($163,622,088)

2007	S.H. No.

This is Exhibit “B” referred to in the affidavit of Richard Kinzel sworn before me this 21 day of March, 2007

/s/ Brenda S. Lakner
A Notary Public in and for the State of Ohio

Brenda S. Lakner
Notary Public, State of Ohio
My Commission Expires on September 23, 2007

2007	S.H. No.

IN THE SUPREME COURT OF NOVA SCOTIA

IN THE MATTER OF:	The Companies Act of Nova Scotia, being Chapter 81 of the Revised Statutes of Nova Scotia, 1989 and amendments thereto

- and -

IN THE MATTER OF:	The application of 3147010 Nova Scotia Company and Canada’s Wonderland Company for an Order approving the amalgamation of the applicants pursuant to Section 134 of the Companies Act

A F F I D A V I T

I, Richard Kinzel, make oath and say as follows:

1.        THAT I am the sole director of each of the applicants, and in such capacities I have personal knowledge of the facts deposed to herein except where otherwise stated.

2.        THAT 3147010 Nova Scotia Company (“3147010”) was incorporated under the Companies Act (Nova Scotia) on June 9, 2006.

3.        THAT Canada’s Wonderland Company (“Wonderland”) was formed by amalgamation under the Companies Act (Nova Scotia) on June 30, 2006.

4.        THAT 3147010 and Wonderland have entered into an Amalgamation Agreement, a true copy of which is attached hereto as Exhibit “A”.

5.        THAT on March 21, 2007, the Amalgamation Agreement was submitted to the sole shareholder of 3147010 and was approved by the sole shareholder of 3147010 by resolution in writing Attached as Exhibit “B” is the certificate of the Secretary of 3147010 respecting the foregoing approval.

6.        THAT on March 21, 2007, the Amalgamation Agreement was submitted to the sole shareholder of Wonderland and was approved by the sole shareholder of Wonderland by resolution in writing. Attached hereto as Exhibit “C” is the certificate of the Secretary of Wonderland respecting the foregoing approval.

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7.        THAT all liabilities of each of 3147010 and Wonderland are paid in the ordinary course of business as they fall due and the amalgamation shall not adversely affect payment of such liabilities in the ordinary course of business as they fall due.

8.        THAT attached hereto as Exhibit “D” is a true copy of the consent of KeyBank National Association, as administrative agent, to the amalgamation of 3147010 and Wonderland.

9.        THAT the amalgamation of 3147010 and Wonderland will not constitute a breach of or a default under any material agreement to which either of them is a party.

SWORN TO at Sandusky, in	)
the State of Ohio, this 21)
day of March, 2007, before me,	)
	)	/s/ Richard Kinzel
/s/ Brenda S. Lakner	)	Richard Kinzel
A Notary Public in and for the	)
State of Ohio	)

Brenda S. Lakner
Notary Public, State of Ohio
My Commission Expires on September 23, 2007

(932973)

THIS AMALGAMATION AGREEMENT made this 21st day of March, 2007;

BETWEEN:

3147010 NOVA SCOTIA COMPANY, an unlimited company

incorporated under the Companies Act (Nova Scotia)

(“3147010”)

-and-

CANADA’S WONDERLAND COMPANY, an unlimited

company formed by amalgamation under the Companies Act

(Nova Scotia)

(“Wonderland”)

WHEREAS:

(a)        3147010 was incorporated under the Companies Act (Nova Scotia) on June 9, 2006 and has an authorized capital of two hundred million (200,000,000) common shares without nominal or par value, of which forty-two million nine hundred and thirty-six thousand four hundred and ten (42,936,410) common shares are presently issued and outstanding;

(b)        Wonderland was formed by amalgamation under the Companies Act (Nova Scotia) on June 30, 2006 and has an authorized capital of two billion (2,000,000,000) common shares without nominal or par value, of which one hundred and fifty-seven million three hundred and ninety thousand five hundred and ninety (157,390,590) common shares are presently issued and outstanding; and

(c)        It is considered desirable and in the interests of 3147010 and Wonderland that they amalgamate pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia);

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.        3147010 and Wonderland shall be amalgamated into and continue as one company (“Amalco”) pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia) effective on the day this agreement, together with an Order of the Supreme Court of Nova Scotia approving this agreement, is filed with the Nova Scotia Registrar of Joint Stock Companies pursuant to subsection 134(9) of the Companies Act (Nova Scotia)

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2.	The attributes and characteristics of Amalco shall be as follows:

(a)	The name of Amalco shall be “Canada’s Wonderland Company”;

(b)	The registered office of Amalco shall be 1300-1969 Upper Water Street, Purdy’s Wharf Tower II, P.O. Box 730, Halifax, Nova Scotia, B3J2V1;

(c)	The authorized capital of Amalco shall be as set out in the Articles of Association attached hereto as Schedule “B”;

(d)	The liability of the members of Amalco shall be unlimited;

(e)	The Memorandum of Association of Amalco which, inter alia, sets out its objects and powers, shall be that attached hereto as Schedule “A”;

(f)	The name, address and occupation of the first director of Amalco is:

Name	Address	Occupation

Richard Kinzel	One Cedar Point Drive Sandusky, Ohio 44870	Executive

and such director shall hold office while qualified until his successor is elected in the manner provided in the Articles of Association of Amalco;

(g)	The manner of converting the authorized and issued capital of 3147010 and Wonderland into that of Amalco shall be as follows:

(i)	each holder of a common share in the capital of 3147010 shall be entitled to receive one (1) fully paid common share in the capital of Amalco for each common share in the capital of 3147010;

(ii)	each of the issued and outstanding shares in the capital of Wonderland, all of which will be held by 3147010 at the time of the amalgamation, shall be cancelled; and

(h)	The Articles of Association of Amalco shall be those attached hereto as Schedule “B”

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3.          Amalco shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts, of 3147010 and Wonderland.

4.          All rights of creditors against the property, rights and assets of 3147010 and Wonderland, respectively, and all liens upon the respective properties, rights, and assets shall be unimpaired by the amalgamation and all debts, contracts, liabilities and duties of 3147010 and Wonderland, respectively, shall thenceforth attach to Amalco and may be enforced against it to the same extent as if such debts, contracts, liabilities and duties had been incurred or contracted by Amalco.

5.          No action or proceeding by or against 3147010 and Wonderland shall abate or be affected by the amalgamation, but for the purposes of such actions or proceedings 3147010 and Wonderland, as the case may be, shall be deemed still to exist and Amalco may be substituted in such action or proceeding in the place of 3147010 and Wonderland, as the case may be.

6.          Each of 3147010 and Wonderland shall execute and deliver such documents and papers and take such further actions as may be required to carry out the terms and conditions hereof and to consummate the amalgamation in accordance with this Agreement.

7.          Completion of the amalgamation is subject to approval by the shareholders of each of 3147010 and Wonderland in the manner specified in subsection (4) of section 134 of the Companies Act (Nova Scotia) and by a Judge of the Supreme Court of Nova Scotia as required by subsection (5) of section 134 of the Companies Act (Nova Scotia).

IN WITNESS WHEREOF the parties hereto have executed this agreement the day and year first above written.

EXECUTED in the presence of:	) ) ) )
) ) ) ) ) ) ) )

3147010 NOVA SCOTIA COMPANY

Per:	/s/ Richard Kinzel
Name:	Richard Kinzel
Title:	Director

CANADA’S WONDERLAND COMPANY

Per:	/s/ Richard Kinzel
Name:	Richard Kinzel
Title:	Director

(932912.2)

Schedule “A”

COMPANIES ACT

CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF CANADA’S WONDERLAND COMPANY

1        -        The name of the company is CANADA’S WONDERLAND COMPANY

2        -        There are no restrictions on the objects and powers of the company.

3        -        Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the company, the following powers are hereby expressly conferred upon the company:

           The company shall have power to:

(a)	sell or dispose of its undertaking or a substantial part thereof;

(b)	subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

(c)	amalgamate with any company or other body of persons.

4        -        The liability of all of the members is unlimited.

(1011374.1)

Schedule “B”

COMPANIES ACT

(Nova Scotia)

UNLIMITED COMPANY

ARTICLES OF ASSOCIATION

of

CANADA’S WONDERLAND COMPANY

1.        In these Articles, unless there be something in the subject or context inconsistent therewith:

“Act” means the Companies Act (Nova Scotia) as amended;

“Board” means the directors of the Company for the time being;

“Company” means the company named above;

“dividend” includes bonus;

“member” and “Shareholder” are used interchangeably;

“Memorandum” means the Memorandum of Association of the Company and all amendments thereto;

“Month” means calendar month;

“Office” means the registered office for the time being of the Company;

“Proxyholder” includes alternate proxyholder;

“Register” means the register of members to be kept pursuant to Section 42 of the Act;

“Registrar” means the Registrar of Joint Stock Companies for the time being;

“Reporting Company” and “Reporting Issuer” have the meanings given to them respectively by the Act;

“Secretary” includes any person appointed to perform the duties of Secretary of the Company temporarily;

“security” means a security as defined by the Securities Act (Nova Scotia);

“Shareholder” means member as that term is used in the Act in connection with an unlimited company having share capital;

“Special Resolution” has the meaning assigned by Section 87 of the Act;

“these Presents” and “these Articles” includes these Articles of Association (and schedules thereto) and any modification or alteration thereof for the time being in force;

“written” and “in writing” mean and include words printed, lithographed, represented or reproduced in any mode in a visible form;

Words importing the singular number only, include the plural number and vice versa;

Words importing the masculine gender only, include the feminine gender; and

Words importing persons include corporations.

2.        The regulations contained in Table “A” in the first schedule to the Act shall not apply to the Company.

3.        The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements from time to time made by or with the promoters of the Company by or on behalf of the Company with full power nevertheless from time to time to agree to any modification of the terms of such agreement or agreements either before or after execution thereof.

4.        The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

5.        The business of the Company may be commenced as soon after incorporation as the directors may think fit, and notwithstanding that part only of the shares may have been allotted.

SHARES

6.        The authorized capital of the Company consists of two billion (2,000,000,000) common shares without nominal or par value, with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the Act and amendments thereto.

7.        Subject to the provisions of the agreement or agreements mentioned in Article 3 hereof, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the directors may think fit and with full power to give to any person the call of any shares during such time and for such consideration as the directors think fit. The directors may pay on behalf of the Company a reasonable commission to any person in consideration of his subscribing or agreeing to subscribe, (whether absolutely or conditionally), for any shares in the Company, or his procuring or agreeing to procure subscriptions for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

8.        Shares may be registered in the names of any number of persons not exceeding three as joint holders thereof.

9.        Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

CERTIFICATES

10.        Certificates of title to shares shall be signed by:

(a)        the President or a Vice-President or a director and either the Secretary or an Assistant Secretary; or

(b)        such other person as the directors may authorize.

The signature of the President or a Vice-President may be engraved, lithographed or printed upon the certificates or any one or more of them, and any certificates bearing such engraved, lithographed or printed signature of the President or a Vice-President, when signed by the Secretary or an Assistant Secretary or by such other persons as the directors may authorize, shall be valid and binding upon the Company.

11.        Every member shall be entitled to one certificate for all his shares, or to several certificates each for one or more of such shares.

12.        Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

13.        If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate is lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

14.        The directors may cause to be kept in any place or places either in or outside of Nova Scotia, one or more branch Registers.

CALLS

15.        The directors may from time to time make such calls as they think fit upon the members in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times, and each member shall pay the amount of every call so made on him to the person, and at the times and places appointed by the directors. A call may be made payable by instalments.

16.        A call shall be deemed to have been made at the time when the resolution of the directors authorizing such call was passed.

17.        At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

18.        If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof the person from whom the sum is due shall pay interest for the same at the rate often per centum per annum from the day appointed for the payment thereof up to the time of the actual payment.

19.        On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered on the Register as the holder, or one of the holders, of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued in pursuance of these Articles and it shall not be necessary to prove the appointment of the directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

20.        The directors may, if they think fit, receive from any member willing to advance the same, all or any part of the moneys due upon the shares held by him beyond the sums actually called for and upon the moneys so paid or satisfied in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate as the member paying such sum in advance and the directors agree upon, or the directors may agree with such member that a member may participate in profits upon the amounts so paid or satisfied in advance.

FORFEITURE OF SHARES

21.        If any member fails to pay any call or instalment on or before the day appointed for the payment of the same, the directors may at any time thereafter, during such time as the call or instalment remains unpaid, serve a notice on such member requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

22.        The notice shall name a day (not being less than fourteen days after the date of the notice) and a place on and at which such call or instalment and such interest and expenses are to be paid. The notice shall also state that in the event of nonpayment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

23.        If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments, interest and expenses, due in respect thereof, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

24.        When any share has been so forfeited, notice of the resolution shall be given to the member in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof shall forthwith be made in the Register.

25.        Any share so forfeited shall be deemed to be the property of the Company, and the directors may sell, re-allot or otherwise dispose of the same in such manner as they think fit.

26.        The directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

27.        Any member whose shares have been forfeited shall, notwithstanding be liable to pay, and shall forthwith pay to the Company all calls, instalments, interest and expenses, owing upon, or in respect of such shares at the time of the forfeiture, together with interest thereon, at the rate of ten per centum per annum, from the time of forfeiture until payment, and the directors may enforce the payment thereof if they think fit, but shall be under no obligation to do so.

28.        A certificate in writing, under the hands of two of the directors and countersigned by the Secretary that a share has been duly forfeited in pursuance of these Articles, and stating the time when it was forfeited, shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture; and such certificate, together with the receipt of the Company for the price of such share, shall constitute as a good title to such share.

LIEN ON SHARES AND LIABILITY OF MEMBERS

29.        The Company shall have a first and paramount lien upon all shares registered in the name of each member (whether solely or jointly with others) and upon the proceeds of sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the condition that Article 9 of these Articles is to have full effect. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares.

30.        For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until notice in writing of the intention to sell has been given to such member, his executors, administrators, successors or assigns and default shall have been made by him or them in the payment, fulfilment or discharge of such debts, liabilities or engagements for seven (7) days after such notice. The net proceeds of any such sale after payment of the cost of such sale shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue, if any, paid to such member or his executors, administrators, successors or assigns.

31.        Upon any sale for enforcing a lien, in purported exercise of the powers given by these Articles, the directors may cause the purchaser’s name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or the application of the purchase money and, after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by this sale shall be in damages only and against the Company exclusively.

TRANSFER OF SECURITIES

32.        No security issued by the Company, other than a non-convertible debt security, may be transferred, except

(a)	with the consent of the directors of the Company expressed by a resolution of the directors or by a document in writing signed by a majority of the directors; or

(b)

with the consent of the holders of the shares entitled to vote at an ordinary general meeting expressed by a resolution of the holders of those shares or by a document in writing signed by the holders of the majority of those shares.

The Company shall not register any other purported transfer of securities.

33.        The instrument of transfer of any share in the Company shall be signed by the transferor and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and shall be entitled to receive any dividend declared thereon before the registration of transfer.

34.        The instrument of transfer of any share shall be in writing substantially in the following form and substance:

For value received …………………hereby, sells, assigns and transfers unto ……………………… Shares in the capital of the Company [, and does hereby irrevocably constitute and appoint ……………… attorney to transfer the said shares on the books of the within named Company with the full power of substitution in the premises],

Dated the day of             , 20    .

[Words in brackets are optional]

or in such other form as the directors may approve. Acceptance of an instrument of transfer by the directors shall be conclusive evidence that the instrument of transfer is in compliance with this Article.

35.        Every instrument of transfer shall be left at the Office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

36.        Every instrument of transfer shall, after the registration thereof, remain in the custody of the Company, but any instrument of transfer which the directors decline to register shall be returned to the person depositing the same.

INCREASE AND REDUCTION OF CAPITAL

37.        Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company in general meeting may, from time to time, increase the capital by the creation or issue of new shares of such amount as it thinks expedient.

38.        Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Act and the restrictions on allotment, disposition and transferability in these Articles, the new shares may be issued upon such terms and conditions, and with such rights and privileges annexed thereto, as the general meeting resolving upon the creation thereof shall direct; and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a special or without any right of voting.

39.        Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained including, without limitation, those provisions referring to transfer of and the Company’s lien on shares.

40.        Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company shall reduce all or a portion of the paid-up capital on a class or series of shares, or shares of such class or series of shares, if such reduction is authorized by resolution at a meeting of the shareholders or a written resolution in lieu thereof. If the reduction of paid-up capital is so authorized, the shareholders approving of such reduction at such meeting shall determine when the paid-up capital shall be reduced on the shares of the particular class or series of shares, or shares of such class or series of shares, the amount of paid-up capital to be reduced on each such share and the manner in which such reduction shall be effected including, without limitation, by distributing cash or other assets of the Company, or by issuing debenture stock, debentures, or promissory notes or reducing any liability of the holders of the shares of such class or series of shares. The amount of the reduction in the paid-up capital of the shares of a particular class or series shall be recorded in the accounts of the Company maintained for such class or series of shares.

41.        Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon,

(a)        the Company may from time to time in general meeting consolidate and divide all or any of its share capital into shares of larger amount than its existing shares (and, for greater certainty, consolidate and divide all of its issued and/or unissued shares of a particular class of shares into a smaller number of shares than the existing issued and/or unissued shares, as the case may be, of that particular class of shares);

(b)        the Company may from time to time in general meeting convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(c)        the Company may from time to time by Special Resolution subdivide its shares, or any of them, into shares of smaller amount than is fixed by these Articles (and, for greater certainty, subdivide all of its issued and/or unissued shares of a particular class of shares into a larger number of shares than the existing issued and/or unissued shares, as the case may be, of that particular class of shares) so, however, that in the sub-division the proportion between the amount paid and the amount if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived. The Special Resolution whereby any share is subdivided may determine that, as between the holders of the shares, resulting from such subdivision, one or more of such shares shall have some preference or special advantage as regards dividend, capital, voting, or otherwise, over, or as compared with, the others or other;

(d)        the Company may from time to time in general meeting exchange shares of one denomination for another;

(e)        the Company may from time to time in general meeting cancel shares which, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled;

(f)        the Company may from time to time by Special Resolution convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company in the manner provided in the Act;

(g)        the Company may from time to time by Special Resolution provide for the issue of shares without any nominal or par value;

(h)        the Company may from time to time by Special Resolution convert all or any of its previously authorized unissued or issued and fully paid-up shares, with nominal or par value, into the same number of shares without any nominal or par value, and reduce, maintain or increase accordingly its liability on any of its shares so converted;

(i)         the Company may from time to time by Special Resolution convert all or any of its previously authorized unissued or issued and fully paid-up shares, without nominal or par value, into the same or a different number of shares with nominal or par value. For such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without par value issued before the conversion; and

(j)         subject to the provisions of the Act, from time to time in force, the Company may, if authorized by Special Resolution, purchase or otherwise acquire shares issued by it.

42.        The purpose of this Article is to restrict the operation of subsection 12(1) of the Third Schedule to the Act in the manner permitted by that Section. In the case of an amendment to the Memorandum or Articles of the Company of the kind referred to in clause (a), (b) or (e) of subsection 2(2) of the Third Schedule to the Act, any class of shares or any series of shares affected by the amendment in a manner different from other shares of the same class shall not carry the right to vote separately as a class or series upon any such amendment.

CLASSES OF SHARES

43.        Subject to the rights, if any, of the holders of shares of any class or series of shares entitled to vote separately as a class or series thereon, and subject to the provisions of these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine. Any preference shares may with the sanction of a Special Resolution of the Company be issued on the terms that they are, at the option of the of the Company, liable to be redeemed or purchased by the Company.

BORROWING POWERS

44.        The directors on behalf of the Company may from time to time in their discretion:

(a)        raise or borrow money for the purposes of the Company or any of them;

(b)        secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)        sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid; and

(d)        pledge debentures as security for loans.

45.        Bonds, debentures, debenture stock and other securities may be made assignable, free from any equities between the Company and the person to whom the same may be issued.

46.        Any bonds, debentures, debenture stock, and other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors, and otherwise.

RECORD DATES

47.        (1)        For the purpose of determining

(a)        Shareholders entitled to receive payment of a dividend, or

(b)        who is a Shareholder for any other purpose except the right to receive notice of, or to vote at, a meeting,

the directors may fix in advance a date as the record date for the determination of Shareholders, but the record date so fixed shall not precede by more than fifty days the particular action to be taken.

        (2)        For the purpose of determining Shareholders entitled to receive notice of a meeting of Shareholders, the directors may fix in advance a date as the record date for the determination of Shareholders, but the record date so fixed shall not precede the date on which the meeting is to be held by more than fifty days or less than twenty-one days.

        (3)        If no record date is fixed pursuant to subarticle (l) or (2),

(a)        the record date for the determination of Shareholders for any purpose, other than to establish a Shareholder’s right to receive notice of, or to vote at, a meeting, is the day on which the directors pass the resolution relating to the particular purpose; and

(b)        the record date for the determination of Shareholders entitled to receive notice of, or to vote at, a meeting of Shareholders is

        (i)        the day immediately preceding the day on which the notice is given, or

 (ii)        if no notice is given, the day on which the meeting is held.

 (4)        Subject to subarticle (5), where a record date is fixed for the Company, notice thereof shall, not less than seven days before the record date, be given

(a)      by advertisement in a newspaper in general circulation in the place where the head office of the Company is situated and in each place in Canada where the Company has a transfer agent or where a transfer of the Company’s shares may be recorded; and

(b)      by written notice to each stock exchange, if any, in Canada on which the shares of the Company are listed for trading.

 (5)        Notice of a record date fixed for the Company need not be given where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the Register at the close of business on the date the directors fix the record date.

MEETINGS

48.        The first meeting of the Company shall be held within eighteen months from the date of the registration of the Memorandum of Association of the Company and at such place as the directors may determine.

49.        Other general meetings shall be held once at least in every calendar year, at such time and place as may be determined by the directors and not more than fifteen months after the preceding general meeting.

50.        The general meetings referred to in the next preceding Article shall be called ordinary general meetings; and all other meetings of the Company shall be called special general meetings.

51.        The directors, whenever they think fit, may convene a special general meeting and, on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

52.        The requisition must state the objects of the meeting required, and must be signed by the members making the same and shall be deposited at the Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

53.        If the directors do not proceed to cause a meeting to be held, within twenty-one days from the date of the requisition being so deposited, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

54.        If at any such meeting a resolution requiring confirmation at another meeting is passed, the directors shall forthwith convene a further special general meeting for the purpose of considering such resolution; and if thought fit, of confirming it as a Special Resolution; and if the directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting.

55.        Any meeting convened under the foregoing provisions by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

56.        At least twenty-one days’ notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the members entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the members entitled to vote at such meeting, a meeting may be convened by shorter notice and in any manner they think fit, or if all the members are present at a meeting, either in person or by proxy, notice of time, place and purpose of the meeting may be waived.

57.        Where it is proposed to pass a Special Resolution, the two meetings may be convened by one and the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the required majority at the first meeting.

58.        The accidental omission to give any such notice to any of the members or the non-receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

59.        The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and of the auditors, if any, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

60.        (1)    Two members (where there is more than one member) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting. A corporation which is a member of the Company, and which has duly appointed a representative under the provisions of the Act who is personally present at the meeting, shall, for the purposes of this Article, be considered as if personally present thereat.

(2)    If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the members of the Company pursuant to Article 51, shall be dissolved; but in any other case it shall stand adjourned, to the same day, in the next week, at the same time, and place, and if at such adjourned meeting a quorum is not present, those members entitled to vote as aforesaid who are present shall be a quorum, and may transact the business for which the meeting was called.

61.        No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of the business.

62.        The Chairman of the Board shall be entitled to take the chair at every general meeting, or if there be no Chairman of the Board, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting, the President (if a director), or failing him a Vice-President who is a director, shall be entitled to take the chair, and if none of the Chairman of the Board, the President (if a director), or such a Vice-President shall be present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another director as Chairman and if no director is present or if all the directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be Chairman.

63.        Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes, the Chairman shall not, whether on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

64.        At any general meeting, a resolution put to the meeting shall be decided by a show of hands, unless a poll is (before or on the declaration of the result of a show of hands) demanded by the Chairman, a member, or a Proxyholder, and, unless a poll is so demanded, a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution. Subject to the Act and these Articles, a resolution shall be carried if more than fifty percent (50%) of the votes are cast in favour of such resolution by the members entitled to vote thereon.

65.        If a poll is demanded as aforesaid, it shall be taken in such manner, at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and such determination made in good faith, shall be final and conclusive.

66.        The Chairman of a general meeting may, with the consent of the meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

67.        Any poll demanded on the election of a Chairman of a meeting or any question of adjournment shall be taken at the meeting, and without adjournment.

68.        The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

VOTES OF MEMBERS

69.        (1)    Subject to the Act, the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings and these Articles, on a show of hands every member present in person and every Proxyholder, subject to subsection 85F(2) of the Act, shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

 (2)    Where a company being a member is represented by a Proxyholder who is not a member or by a representative duly authorized under the Act, such Proxyholder or representative shall be entitled to vote for such company either on a show of hands or on a poll.

70.         Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy, in respect of such share, as if he were solely entitled thereto; and if more than one of such joint holders is present at any meeting, personally or by proxy, that one of the said persons so present, whose name stands first on the Register in respect of such share, shall alone be entitled to vote in respect thereof.

71.        Votes may be given either personally or by proxy or, in the case of a company, by a representative duly authorized under the Act.

72.        (1)    A proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a company, under its common seal or the hand of its attorney or representative authorized in the manner referred to in clause 86(1)(a) of the Act.

(2)    Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

73.        A member of unsound mind, in respect of whom an order has been made by any Court of competent jurisdiction, may vote by his guardian or other person in the nature of a guardian appointed by that Court and any such guardian or other person may vote by proxy.

74.        A proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited with the Chairman of the meeting before or at the meeting or adjourned meeting at which it is to be voted. A proxy shall cease to be valid one year after its date.

75.         A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting at the Office of the Company, or by the Chairman of the meeting before the vote is given.

76.        Every form of proxy, whether for a specific meeting or otherwise, shall, as nearly as circumstances will admit, be in the form or to the effect following, or in such other form complying with the regulations made pursuant to the Act as the directors may from time to time determine:

I …………… of …………… in the County of …………… being a member of Canada’s Wonderland Company, hereby appoint ……………… of (or failing him ……… of ……… or failing him ………… of ……… ) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the ………… day of …………… and at any adjournment thereof, or at any meeting of the Company which may be held within …………… months from the date thereof.

[if the proxy solicited by or on behalf of management of the Company, a statement to that effect]

As witness my hand this …… day of ……………, 20… Witness …………… Shareholder ……………

77.        Any resolution passed by the directors, notice whereof shall be given to the members in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by Special Resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

78.        (1)    A resolution, including a Special Resolution, in writing and signed by every Shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such Shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of the Shareholders.

 (2)    A copy of every resolution referred to in subarticle (1) of this Article shall be kept with the minutes of proceedings of Shareholders.

DIRECTORS

79.        The number of directors shall be a minimum of one (1) and a maximum of ten (10) persons.

80.        The directors of the company on its amalgamation under the Act shall be determined in accordance with subsection 134(3)(e) of the Act.

81.        The directors shall have power at any time and from time to time to appoint any other person as a director either to fill a casual vacancy or as an addition, but the total number of directors shall not at any time exceed the maximum number, fixed as above, and no such appointment shall be effective unless two-thirds of the directors concur therein.

82.        A director is not required to hold a share in the Company to qualify as a director.

83.        The continuing directors may act notwithstanding any vacancy in their body, but if the number of continuing directors falls below the minimum fixed as above, the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

84.        The directors shall be paid out of the funds of the Company by way of remuneration for their service such sums, if any, as the Company in general meeting may determine, and such remuneration shall be divided among them in such proportions and manner as the directors may determine. The directors may also be paid their reasonable travelling and hotel and other expenses incurred in consequence of their attendance at meetings of the Board and otherwise in the execution of their duties as directors.

85.        A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested or under any other company.

86.        The office of a director shall ipso facto be vacated:

(a)        if he becomes bankrupt or makes an authorized assignment or suspends payment, or compounds with his creditors;

(b)        if he is found to be of unsound mind by a Court of competent jurisdiction;

(c)        if by notice in writing to the Company he resigns his office; or

(d)        if he is removed by resolution of the Company as provided in Article 91 hereof.

87.        No director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director shall be in any way interested, either directly or indirectly, be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established; but it is declared that the nature of his interest must be declared by him in the manner required by the Act. No director shall as a director vote in respect of any contract or arrangement in which he is so interested as aforesaid, and if he does so vote, his vote shall not be counted, but this prohibition may at any time or times be suspended or relaxed to any extent by a general meeting, and such prohibition shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity or to the agreement or agreements referred to in Article 3 of these Articles or to any modification of such agreement or agreements or any agreement or agreements substituted therefor or any matter arising therefrom.

ELECTION OF DIRECTORS

88.        At every ordinary general meeting, all the directors shall retire from office, but shall hold office until the dissolution of the meeting at which their successors are elected. The Company shall at such meeting fill up the vacant offices by electing a like manner of persons to be directors, unless it is determined at such meeting to reduce or increase the number of directors. A retiring director shall be eligible for re-election.

89.        If at any ordinary general meeting at which an election of directors ought to take place, no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

90.        The Company in general meeting may from time to time increase or reduce the number of directors, and may determine or alter their qualifications.

91.        The Company may, by Special Resolution, remove any director before the expiration of his period of office and appoint another person who may be qualified or become qualified in his stead; and the person so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

THE PRESIDENT AND VICE-PRESIDENT

92.        The directors may appoint a President of the Company and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him by the directors from time to time.

93.        The directors may also appoint one or more Vice-Presidents, and may determine the period for which each of them are to hold office. A Vice-President shall, at the request of the directors and subject to its directions, perform the duties of the President during the absence, illness or incapacity of the President, or during such period as the President may request him so to do, and shall perform such other duties as may be assigned to him by the Board from time to time.

94.        The directors may elect or appoint such other officers of the Company, having such powers and duties as they think fit. If the directors so decide, the same person may hold more than one of the offices provided for in these Articles.

CHAIRMAN OF THE BOARD

95.        The directors may elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

PROCEEDINGS OF DIRECTORS

96.        The directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. The quorum necessary for the transaction of business shall be a majority of the directors, provided that if a quorum is not present at any meeting of directors, such meeting shall be adjourned to another date determined by the Chairman of the Board, and at such adjourned meeting the quorum will be those directors present.

97.        Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors’ meetings. In any event,

(a)         meetings of directors shall be regularly scheduled at the end of the calendar year of the Company for the immediately following calendar year of the Company and notice of all of those meetings shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least 48 hours before the meeting is to take place;

(b)         in the case of a meeting of directors, other than a meeting described in paragraph (a) immediately above and an adjourned meeting, notice of every such meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least five (5) business days before the meeting is to take place;

(c)         in the case of a meeting of directors that has been adjourned pursuant to Article 96, notice of every such adjourned meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least seventy-two (72) hours before the meeting is to take place; and

(d)         a meeting of directors may be held without formal notice if all the directors are present and waive notice, or if those absent have signified their assent to such meeting or their consent to the business transacted thereat.

98.        A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

99.        The President (if a director) or any director may at any time, and the Secretary, upon the request of the President (if a director) or a director shall, convene a meeting of the directors.

100.      Questions arising at any meeting of directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall not have a second or casting vote.

101.      The Chairman of the Board shall preside at the meeting of the directors. If no Chairman of the Board is elected, or if at any meeting of directors he is not present within five minutes after the time appointed for holding the same, the President (if a director) shall preside, and if the President is not present at the time appointed for holding the meeting or the President is not a director, a Vice-President who is a director shall preside, and if neither the President (if a director) nor such a Vice-President is present at any meeting within the time aforesaid, the directors present shall choose some one of their number to be Chairman of such meeting.

102.      A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or under the statutes in that behalf or of the regulations of the Company vested in or exercisable by the directors generally.

103.      Subject to any other Article in these Articles, the directors may delegate any of their powers to committees, consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

104.      The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the next preceding Article.

105.      All acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

106.      (1)        A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors, at a meeting.

         (2)        A copy of every resolution referred to in subsection (1) of this Article shall be kept with the minutes of proceedings of the directors or committee thereof, as the case may be.

107.      If any one or more of the directors are called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise, as may be determined by the directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

108.      If a resolution authorizes the entering into of an agreement or the performance of any act, that resolution shall be deemed to authorize the execution of such further documents and the doing of such further things as may be necessary or desirable in connection therewith by the persons authorized to act by the resolution.

REGISTERS

109.      The directors shall cause a proper Register to be kept in accordance with the provisions of the Act.

110.      The directors may cause to be kept in any place outside of Nova Scotia a branch Register in accordance with the provisions of the Act.

111.      The directors shall also cause to be kept a proper register, containing the names and addresses and occupations of its directors or managers in accordance with the provisions of the Act.

112.      The directors shall cause a proper register of the holders of debentures to be kept at the Office in accordance with the provisions of the Act.

113.      The directors may cause to be kept in any place outside of Nova Scotia a branch register of the holders of debentures in accordance with the provisions of the Act.

MINUTES

114.      The directors shall cause minutes to be duly entered in books for that purpose:

(a)         of all appointments of officers;

(b)         of the names of the directors present at each meeting of the directors and of any committees of directors;

(c)         of all orders made by the directors and committees of directors; and

(d)         of all resolutions and proceedings of meetings of the Shareholders and of meetings of the directors.

Any such minutes of any meeting of the directors or of any committee, or of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

POWERS OF DIRECTORS

115.      The management of the business of the Company shall be vested in the directors, who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the directors, which would have been valid if such regulation had not been made.

116.      Without restricting the generality of the terms of the last preceding Article and without prejudice to the general powers conferred thereby, and the other powers conferred or restrictions imposed by these Articles on the powers of the directors, it is hereby expressly declared that the directors shall have the following powers, that is to say power from time to time:

(a)        to take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

(b)        to pay the costs, charges and expenses, preliminary and incidental to, the promotion, formation, establishment, and registration of the Company;

(c)        to purchase, or otherwise acquire, for the Company any property, rights or privileges which the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(d)        at their discretion, to pay for any property, rights, or privileges acquired by or services rendered to the Company, either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company, or not so charged;

(e)        to secure the fulfilment of any contracts or engagements entered into by the Company, by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such other manner, as they may think fit;

(f)        to appoint, and at their discretion remove or suspend, such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amounts as they think fit;

(g)        to accept from any member insofar as the law permits, and on such terms and conditions as shall be agreed upon, a surrender of his shares or any part thereof; provided that the Company forthwith cancel such surrendered shares or any part thereof, as the case may be;

(h)        to appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(i)        to institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company, or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

(j)        to refer any claims or demands by or against the Company to arbitration, and observe and perform the awards;

(k)        to make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(1)        to determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecation, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(m)        to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(n)        to invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such securities and in such manner as they think fit, and from time to time to vary or realize such investments;

(o)        to execute in the name and on behalf of the Company, in favour of any director or any other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale, and such other powers, covenants and provisions as shall be agreed on;

(p)        to set aside before declaring any dividend, such sums as they think proper as a reserve fund to meet contingencies, or to provide for dividends, or for depreciation, or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside upon such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company; and that without being bound to keep the same separate from the other assets;

(q)        from time to time to make, vary and repeal by-laws for the regulation of the business of the Company, or of its officers and servants, or the members of the Company, or any section or class thereof;

(r)        to enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company; and

(s)        to provide for the management of the affairs of the Company in such manner as they shall think fit.

SOLICITORS

117.      The Company may employ or retain a solicitor or solicitors, and such solicitor(s) may, at the request of the Board, or on instructions of the Chairman of the Board, or the President (if a director), attend meetings of the directors or Shareholders, whether or not he, himself, is a member or director of the Company. If a solicitor is also a director, he may nevertheless charge for services rendered to the Company as a solicitor.

SECRETARY AND TREASURER

118.      There shall be a Secretary of the Company, who shall keep the minutes of Shareholders’ and directors’ meetings and shall perform such other duties as may be assigned to him by the Board. The Board may also appoint a Treasurer of the Company to carry out such duties as the Board may assign.

119.      The Secretary and Treasurer of the Company shall be appointed by the directors. If the directors think fit, the same person may hold both offices.

120.      If the directors think fit, the same person may hold the offices of President and Secretary.

121.      The directors may appoint a temporary substitute for the Secretary, who shall, for the purposes of these Articles, be deemed to be the Secretary.

THE SEAL

122.      The directors may procure a seal for the Company and shall provide for its safe custody. For the purposes of certification of documents or proceedings, any officer or director may affix the seal of the Company.

DIVIDENDS

123.      Subject to the provisions of the Act, the directors may from time to time declare a dividend upon the shares of a particular class of shares or series thereof of the Company as they may deem proper according to the rights and restrictions attached to such class or series, and may determine the date upon which the same shall be payable, and provide that any such dividend shall be payable to the persons registered as the holders of the shares in respect of which the same is declared at the close of business upon such date as the directors may specify, and no transfer of such shares made or registered, after the date so specified, shall pass any right to the dividend so declared.

124.      No dividend on a class of shares or series thereof shall carry interest as against the Company except insofar as the rights attached to such class or series thereof otherwise provide.

125.      The determination of the directors as to the source (including, without limitation, share premiums or contributed surplus, profits or retained earnings, and unrealized appreciation in assets) of, and the amount available for the payment of, a dividend shall be conclusive.

126.      The directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

127.      The directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

128.      The directors, on declaring a dividend, may resolve that such dividend be paid wholly or in part by the issuance of a promissory note or the distribution of specific assets (including, without limitation, paid up shares, debentures, bonds, debenture stock or other securities of the Company or paid up shares, debentures, bonds, debenture stock or other securities of any other company). For greater certainty, a promissory note issued in respect of a dividend will not be considered to have been issued as payment in whole or part, as the case may be, of such dividend unless the promissory note expressly states (or other writing or writings expressly state), in either the following words or words of like effect, that such promissory note has been (or will be) issued as absolute payment for the whole or part, as the case may be, of such dividend and/or not as evidence of the liability to the Company that arises as a consequence of the declaration of such dividend.

129.      The directors may resolve that any moneys, investments, or other assets of the Company that are available for the payment of a dividend, or representing premiums received on the issue of shares or otherwise standing to the credit of the contributed surplus account, be capitalized and distributed amongst such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full (or, in the case of shares with a par value, either at par or at such premium as the resolution may provide), any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

130.      For the purposes of giving effect to any resolution under the two last preceding Articles, the directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payment shall be made to any members upon the footing of the value so fixed, or that fractions of a value less than a nominal amount determined by the directors may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the directors.

131.      A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

132.      Any one of several persons who is registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

133.      Unless otherwise determined by the directors or provided for in the rights and restrictions attaching to the particular class of shares or series thereof, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the Shareholder entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register, in respect of the joint holding; and every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

134.      Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

135.      Subject to the rights and restrictions attaching to the particular class of shares or series thereof, all dividends unclaimed for one year on such class of shares or series thereof after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed. Dividends which are represented by a cheque which has not been presented to the Company’s bankers for payment or that otherwise remain unclaimed for a period of 6 years from the date on which they were declared to be payable shall be forfeited to the Company.

ACCOUNTS

136.      The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditures take place, and of all sales and purchases of goods by the Company, and of the assets and credits and liabilities of the Company.

137.      The books of account shall be kept at the Office of the Company or such other place as the directors think fit.

138.      The directors shall from time to time determine whether, and to what extent, the accounts and books of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute, or authorized by the directors, or by a resolution of the Company in general meeting.

139.      At the ordinary general meeting in every year, the directors shall lay before the Company the financial statements required by the Act, the report of the auditor, if any, to the members and, if the Company is a Reporting Issuer, the report of the directors.

140.      The financial statements shall be approved by the Board and such approval shall be evidenced by the signatures of two directors to the balance sheet or by the sole director where there is only one.

141.      The directors not less than seven days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor, if any, thereon to all members holding voting securities or otherwise entitled to receive notice of the general meeting.

AUDIT

142.      Unless in respect of a financial year the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed in accordance with the Act. The auditor’s duties will be regulated in accordance with the Act.

143.      Every account of the directors, when audited and approved by a general meeting, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

NOTICES

144.      A notice, statement or report may be given or delivered by the Company to any Shareholder or director either by delivery to him personally or by sending it by registered mail or facsimile to him to his last known address (if sent by mail) or facsimile number (if sent by facsimile) indicated in the records of the Company. Where a notice, statement or report is sent by mail or by facsimile, service or delivery of the notice, statement or report shall be deemed to be effected if properly addressed and mailed (if sent by mail) or properly transmitted and telefaxed (if sent by facsimile) and to have been given five days (excluding Saturdays and Sundays) following the date of mailing (if sent by mail) or one day (excluding Saturdays and Sundays) following the date the facsimile was telefaxed (if sent by facsimile). A certificate signed by the Secretary or other officer of the Company that the letter, envelope or facsimile containing the notice, statement or report was so addressed and delivered shall be conclusive evidence thereof.

145.      A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

146.      Notice of every general meeting or meeting of Shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every Shareholder holding, at the time of the issue of the notice or the date fixed for determining the Shareholders entitled to such notice, whichever is the earlier, shares winch confer the right to notice of and to attend or vote at any such meeting. No other person except the auditor of the Company and the directors of the Company shall be entitled to receive notices of any such meeting.

INDEMNITY

147.      Every director, manager, President, Secretary, Treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including traveling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

148.      No director or officer of the Company, in his capacity as a director or officer, respectively, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

CONTRACTS, DOCUMENTS & INSTRUMENTS

149.      Contracts, documents or instruments in writing requiring the signature of the Company may be signed by any two of the directors and officers (including, for greater certainty, any combination thereof) and all contracts, documents or instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any director (or directors), or officer (or officers) or any other person (or persons) on behalf of the Company either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

150.      The corporate seal of the Company may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by a director (or directors), an officer (or officers), or person (or persons) appointed as aforesaid by resolution of the directors.

151.      The term “contracts, documents or instruments in writing” as used herein shall include, without limiting the generality of the foregoing, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

152.      The signature or signatures of any officer or director of the Company and/or of any other director (or directors), officer (or officers), person (or persons) appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Company executed or issued by or on behalf of the Company and all contracts, documents or instruments in writing or securities of the Company on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Company.

3147010 NOVA SCOTIA COMPANY

(the “Company”)

CERTIFICATE

I, Peter Crage, the duly appointed Secretary of the Company, a company incorporated under the Companies Act (Nova Scotia), hereby certify under the seal of the Company that the Amalgamation Agreement dated March 21, 2007 made between the Company and Canada’s Wonderland Company was submitted to the sole shareholder of the Company and was approved by the sole shareholder by resolution in writing dated March 21, 2007.

WITNESS my hand and the seal of the Company this 21st day of March, 2007.

/s/ Peter Crage
Peter Crage - Secretary

2007	S. H. No.

This is Exhibit ‘B’ referred to in the affidavit of Richard Kinzel sworn before me this 21 day of March, 2007.

/s/ Brenda S. Lakner
A Notary Public in and for the State of Ohio

Brenda S. Lakner
Notary Public, State of Ohio
My Commission Expires on September 23, 2007

(932886)

CANADA’S WONDERLAND COMPANY

(the “Company”)

CERTIFICATE

I, Peter Crage, the duly appointed Secretary of the Company, a company formed by amalgamation under the Companies Act (Nova Scotia), hereby certify under the seal of the Company that the Amalgamation Agreement dated March 21, 2007 made between the Company and 3147010 Nova Scotia Company was submitted to the sole shareholder of the Company and was approved by the sole shareholder by resolution in writing dated March 21, 2007.

WITNESS my hand and the seal of the Company this 21st day of March     , 2007.

/s/ Peter Crage
Peter Crage - Secretary

2007	S. H. No.

This is Exhibit ‘C’ referred to in the affidavit of Richard Kinzel sworn before me this 21 day of March, 2007.

/s/ Brenda S. Lakner
A Notary Public in and for the State of Ohio

Brenda S. Lakner
Notary Public, State of Ohio My Commission Expires on September 23, 2007

(932894)

CREDITOR CONSENT

TO:	3147010 Nova Scotia Company and Canada’s Wonderland Company

AND TO:	The Supreme Court of Nova Scotia

RE:	The amalgamation of 3147010 Nova Scotia Company and Canada’s
Wonderland Company

The undersigned, acting as Administrative Agent on behalf of the Secured Parties referred to and defined in the Amended and Restated Credit Agreement dated as of February 15, 2007 among Cedar Fair, L.P., as U.S. Borrower, 3147010 Nova Scotia Company, as Canadian Borrower, among others, hereby consents to the amalgamation referred to above and advises that the Secured Parties do not intend to contest the amalgamation or appear before the Supreme Court of Nova Scotia upon the hearing of the amalgamation application.

DATED the 7th day of March, 2007.

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

Per:	/s/ Donald F. Carmichael, Jr.
Name:	Donald F. Carmichael, Jr.
Title:	Vice President

[936280.1]

2007	S.H. No.

This is Exhibit “D” referred to in the affidavit of Richard Kinzel sworn before me this 21 day of March, 2007

/s/ Brenda S. Lakner
A Notary Public in and for the State of Ohio

Brenda S. Lakner
Notary Public, State of Ohio My Commission Expires on September 23, 2007

CANADA’S WONDERLAND COMPANY

(the “Company”)

SPECIAL RESOLUTION IN WRITING SIGNED BY THE SOLE SHAREHOLDER OF

THE COMPANY PURSUANT TO SECTION 92 OF THE COMPANIES ACT

WHEREAS Article 48 of the Articles of Association of the Company provides that the Company may by special resolution reduce its share capital in any way;

AND WHEREAS the holder of all of the issued and outstanding shares in the capital of the Company wishes to reduce the paid-up capital of the issued and outstanding common shares in the capital of the Company;

AND WHEREAS such reduction is to be made without any payment to the holder of all of the issued and outstanding common shares in the capital of the Company;

NOW THEREFORE BE IT HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The Company reduce the paid-up capital of its issued and outstanding common shares by an amount equal to the amount of the paid-up capital of such issued and outstanding common shares on the date hereof less one dollar ($1.00), such reduction to be reflected in the accounts for the Company as a debit to the paid-up capital of such common shares and a credit to the Company’s contributed surplus without any payment to the holder of such common shares.

2.

Any director or officer of the Company, acting alone, is hereby authorized and directed to do all such things and execute all instruments and documents necessary or desirable to carry out the foregoing.

3.	Any actions or things done by any director or officer of the Company prior to the date hereof in connection with the foregoing are hereby ratified, confirmed and approved.

DATED the 22nd day of March, 2007.

3147010 NOVA SCOTIA COMPANY

Per:	/s/ Richard Kinzel
Name:	Richard Kinzel
Title:	Director

Being the sole shareholder of the Company

(1016439.1)

CANADA’S WONDERLAND COMPANY

(the “Company”)

SPECIAL RESOLUTION IN WRITING SIGNED BY THE SOLE SHAREHOLDER OF

THE COMPANY PURSUANT TO SECTION 92 OF THE COMPANIES ACT

WHEREAS Article 48 of the Articles of Association of the Company provides that the Company may by special resolution reduce its share capital in any way;

AND WHEREAS the holder of all of the issued and outstanding shares in the capital of the Company wishes to reduce the paid-up capital of the issued and outstanding common shares in the capital of the Company;

AND WHEREAS such reduction is to be made without any payment to the holder of all of the issued and outstanding common shares in the capital of the Company;

NOW THEREFORE BE IT HEREBY RESOLVED AS A SPECIAL RESOLUTION THAT:

1.

The Company reduce the paid-up capital of its issued and outstanding common shares by an amount equal to the amount of the paid-up capital of such issued and outstanding common shares on the date hereof less one dollar ($1.00), such reduction to be reflected in the accounts for the Company as a debit to the paid-up capital of such common shares and a credit to the Company’s contributed surplus without any payment to the holder of such common shares.

2.

Any director or officer of the Company, acting alone, is hereby authorized and directed to do all such things and execute all instruments and documents necessary or desirable to carry out the foregoing.

3.	Any actions or things done by any director or officer of the Company prior to the date hereof in connection with the foregoing are hereby ratified, confirmed and approved.

CERTIFICATE

I, Peter Crage, the Secretary of the Company, hereby certify that the foregoing is a true copy of a special resolution dated the 22nd day of March, 2007 signed by the sole shareholder of the Company in the manner authorized by law and that such resolution is now in full force and effect.

March 22, 2007	/s/ Peter Crage
Date	Peter Crage, Secretary

(1016441.1)

SHAREHOLDER CONSENT: SECTION 118: NO AUDITOR - FIRST FINANCIAL YEAR

CANADA’S WONDERLAND COMPANY

(Name of Company)

The undersigned, being the sole member of CANADA’S WONDERLAND COMPANY (the “Company”) hereby records that the Company is neither a “reporting issuer” nor a “reporting company” and consents pursuant to Section 118 of the Companies Act (Nova Scotia) that the Company be exempt from the requirements of Section 117 and Sections 119-119B regarding the appointment and duties of an auditor in respect of the first financial year of the Company.

EXECUTED the 26th day of March, 2007.

PARAMOUNT PARKS EXPERIENCE INC.

Per:	/s/ Richard Kinzel
Name:	Richard Kinzel
Title:	Director

Being the sole member of the Company

CANADA’S WONDERLAND COMPANY

(the “Company”)

Amalgamated March 26, 2007

RESOLUTION IN WRITING EXECUTED BY THE SOLE SHAREHOLDER OF THE

COMPANY PURSUANT TO SECTION 92 OF THE COMPANIES ACT (NOVA SCOTIA)

1.	SECTION 51

WHEREAS it is the desire of the sole shareholder to authorize the exercise by the Company from time to time when appropriate of the powers conferred upon the Company by Section 51 of the Companies Act (Nova Scotia) (the “Act”);

NOW THEREFORE BE IT RESOLVED as a special resolution of the sole shareholder of the Company that the Company be and it is hereby authorized from time to time to purchase or otherwise acquire shares issued by it pursuant to and in accordance with subsections (5) and (7) of Section 51 of the Act and that the directors of the Company are authorized from time to time to exercise such powers for and on behalf of the Company.

2.	FILING OF SPECIAL RESOLUTIONS

The Company Secretary be and is hereby authorized and directed to forthwith prepare, certify and file a copy of the foregoing special resolution with the Nova Scotia Registrar of Joint Stock Companies at Halifax, Nova Scotia.

EXECUTED as of the 26th day of March, 2007.

PARAMOUNT PARKS EXPERIENCE INC.

Per:	/s/ Richard Kinzel
	Name:	Richard Kinzel
	Title:	Director

Being the sole shareholder of the Company

CANADA’S WONDERLAND COMPANY

(the “Company”)

SPECIAL RESOLUTION

WHEREAS it is the desire of the sole shareholder to authorize the exercise by the Company from time to time when appropriate of the powers conferred upon the Company by Section 51 of the Companies Act (Nova Scotia) (the “Act”);

NOW THEREFORE BE IT RESOLVED as a special resolution of the sole shareholder of the Company that the Company be and it is hereby authorized from time to time to purchase or otherwise acquire shares issued by it pursuant to and in accordance with subsections (5) and (7) of Section 51 of the Act and that the directors of the Company are authorized from time to time to exercise such powers for and on behalf of the Company.

CERTIFICATE

I, Peter Crage, Secretary of Canada’s Wonderland Company, hereby certify that the foregoing is a true copy of a special resolution dated the 26th day of March, 2007, signed by the sole shareholder of the Company in the manner authorized by law and that such special resolution is now in full force and effect, unamended.

March 26, 2007	/s/ Peter Crage
Date	Peter Crage - Secretary

CANADA’S WONDERLAND COMPANY

(the “Company”)

RESOLUTIONS IN WRITING SIGNED BY THE SOLE DIRECTOR OF THE

COMPANY PURSUANT TO SECTION 91 OF THE COMPANIES ACT (NOVA SCOTIA)

AMALGAMATION

1.        RECORDED: that the Company has been duly amalgamated effective the 26th day of March, 2007;

2.        RESOLVED: that the action of the Secretary in procuring a Certificate of Registration under the Corporations Registration Act (Nova Scotia) be and is hereby approved.

DIRECTORS

3.        RESOLVED: that by virtue of paragraph 2(f) of an amalgamation agreement between 3147010 Nova Scotia Company and Canada’s Wonderland Company dated the 21st day of March, 2007 (the “Amalgamation Agreement”), Richard Kinzel is the first director of the Company.

OFFICERS

4.        RESOLVED: that Richard Kinzel be and is hereby appointed President of the Company and Peter Crage be and is hereby appointed Secretary of the Company.

NOTICE OF OFFICERS AND DIRECTORS

5.        RESOLVED: that the Company’s solicitor be and is hereby authorized and directed to prepare and file, or cause to be prepared and filed, with the Nova Scotia Registrar of Joint Stock Companies at Halifax, Nova Scotia (the “Registrar”) a Notice of the Officers and Directors of the Company.

MEMORANDUM AND ARTICLES OF ASSOCIATION

6.        RESOLVED: that the Secretary be and is hereby directed to file in the Company minute book the Certificate of Amalgamation dated and effective the 26th day of March, 2007 which approves the amalgamation of 3147010 Nova Scotia Company and Canada’s Wonderland Company. The Secretary is further directed to file in the minute book the certified copy of the order of the Supreme Court of Nova Scotia dated the 26th day of March, 2007 approving the aforesaid amalgamation and to which order is annexed, as Schedule “A”, the Amalgamation Agreement, to which are attached as Schedules “A” and “B”, respectively, the Memorandum of Association and the Articles of Association of the Company.

REGISTERED OFFICE

7.        RECORDED: that by virtue of paragraph 2(b) of the Amalgamation Agreement, the registered office of the Company is the Bank of Montreal Tower, 1600-5151 George Street, P.O. Box 730, Halifax, Nova Scotia, B3J 2V1.

RECOGNIZED AGENT

8.        RESOLVED: that Jeffrey Blucher be and is hereby appointed the recognized agent of the Company pursuant to the provisions of Section 9 of the Corporations Registration Act (Nova Scotia) and that the Secretary be and is hereby authorized and directed to prepare and file with the Registrar an Appointment of Recognized Agent form setting out the name and address of such agent.

CORPORATE SEAL

9.        RESOLVED: that the corporate seal of the Company, which seal was ordered by the Company solicitor on its behalf, an impression of which appears in the margin hereof, be and is hereby approved and adopted as the corporate seal of the Company.

COMMON SHARE CERTIFICATE

10.      RESOLVED: that the form of share certificate and blank endorsement thereon for the common shares in the capital stock of the Company, a specimen for which is annexed to this resolution, be and the same is hereby approved and adopted as the form of share certificate and blank endorsement thereon for the common shares of the Company.

ISSUANCE OF COMMON SHARES

11.      RECORDED: that by virtue of paragraph 2(g)(i) of the Amalgamation Agreement, Paramount Parks Experience Inc. is entitled to receive a certificate for Forty-Two Million Nine Hundred and Thirty-Six Thousand Four Hundred and Ten (42,936,410) fully paid common shares in the capital stock of the Company.

12.      RESOLVED: that Paramount Parks Experience Inc. be registered as a shareholder of the Company and that certificate no. 1 for Forty-Two Million Nine Hundred and Thirty-Six Thousand Four Hundred and Ten (42,936,410) common shares of the Company be forthwith issued to Paramount Parks Experience Inc., such certificate to be executed by any two (2) of the officers and directors of the Company and the corporate seal to be affixed thereto.

13.      RECORDED: certificate no. 1 was accordingly issued.

14.      RESOLVED: that the Company be exempted from the requirements of the Companies Act regarding the appointment and duties of an auditor in respect of the first financial year of the Company as evidenced by the Shareholder’s Consent attached hereto.

15.      RESOLVED: that the fiscal year end of the Company be determined by the Board at a later date.

           SIGNED this 26th day of March, 2007.

/s/ RICHARD KINZEL
RICHARD KINZEL

Being the sole director of the Company

COMMON STOCK

Certificate No.** From whom transferred

For ** common Shares Received Certificate No.

Issued to Date original certificate for Shares

(year) this day of , .

No. Original Certificate No. Original Shares

No. of Shares Transferred (year)

Dated , .

(year)

AMALGAMATED IN THE PROVINCE OF NOVA SCOTIA WITHOUT LIMITED LIABILITY

No. ** ** Shares

CANADA’S WONDERLAND COMPANY

AUTHORIZED CAPITAL: two billion (2,000,000,000) common shares without nominal or par value.

AUTHORIZED

This is to certify that * * * SPECIMEN * * *

is the registered owner of *** ( )*** fully paid but assessable Common shares of CANADA’S WONDERLAND COMPANY transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Company this day of             , . (year) SHARES EACH D&D GEN. C/S (1011424.1)

Appointment of Recognized Agent Corporations Registration Act Partnerships and Business Names Registration Act Societies Act Page 1 of 1

Recognized Agent

Sole proprietors who live in Nova Scotia are not required to have an agent. All others must appoint an agent. If a business has a Recognized Agent, all correspondence from the Registry will go to that agent unless the Registry is given written instructions to the contrary.

The Recognized Agent must be resident in Nova Scotia. Service upon the Recognized Agent of any writ, summons, process, notice or other document shall be deemed to be sufficient upon the company, and this appointment shall remain in force until notice in writing by the company that the individual has ceased to be the Recognized Agent is filed with the Registry.

Company, business	CANADA’S WONDERLAND COMPANY
or society name:
appoints as Recognized Agent	☑ Corporations Registration Act.
pursuant to the (please check one):	☐ Partnerships and Business Names Registration Act.
☐ Societies Act.
Recognized agent:	JEFFREY		BLUCHER
	(first name and middle initial)		(last name)

Summit Place, 1601 Lower Water Street
	(civic number and street)		(apt / suite / unit)

	Halifax	NS	B3J 3P6
	(town or municipality)	(province)	(postal code)

Mailing address	P.O. Box 730
(if different	(number and street, PO box, etc.)		(apt / suite / unit)
from above):
	Halifax	NS	B3J 2V1
	(town or municipality)	(province)	(postal code)

Signatory

Proprietor, or for and on behalf of all Partners / Officers / Directors

Peter Crage - Secretary
(name of proprietor, partner, officer or director)

(signature of proprietor, partner, officer or director)

Date:	2007 / 03 / 26
(year/ month / day)

For office use only

Registry #:	Date filed:

Nova Scotia Registry of Joint Stock Companies, PO Box 1529, Halifax N.S., B3J 2Y4

Need help? Contact us at 902-424-7770 (toll-free in Nova Scotia: 1-800-870-4357) or at http://www.gov.ns.ca/snsmr/forms/rjsc.stm

CF220 (1011381.1)	v0801

COMMON STOCK

Certificate No.*1* From whom transferred

For *42,936,410* common Shares Authorized but previously unissued Received Certificate No.

Date original certificate for Shares

Issued To Paramount Parks Experience Inc. (year) this day of , . (year)

No. Original Certificate No. Original Shares No. of Shares Transferred

Dated March 26, 2007. (year)

AMALGAMATED IN THE PROVINCE OF NOVA SCOTIA WITHOUT LIMITED LIABILITY

No. *1**42,936,410* Shares

CANADA’S WONDERLAND COMPANY

AUTHORIZED CAPITAL: two billion (2,000,000,000) common shares without nominal or par value. AUTHORIZED

This is to Certify that * * * Paramount Parks Experience Inc. * * *

is the registered owner of * Forty-Two Million Nine Hundred Thirty-Six Thousand Four Hundred and Ten (42,936,410) *

fully paid but assessable Common shares of CANADA’S WONDERLAND COMPANY transferable only on the books of the Company (subject to the restrictions imposed by the Articles of Association of the Company) by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Company this 26th day of March , 2007. (year) Peter Crage Richard Kinzel SHARES EACH D&D GEN. C/S LS (1011418.1)